                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the registrant  [X]

Filed by a party other than the Registrant  [   ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
       Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             A. O. Smith Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies: ______________________

         2)   Aggregate number of securities to which transaction applies:
              ______________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              _____________________

         4)   Proposed maximum aggregate value of transaction:
              ____________________

         5) Total fee paid: __________________

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid _________________________

         2)   Form, Schedule or Registration Statement No.:_________________

         3)   Filing Party:____________________

         4)   Date Filed: _____________________

                          [AO SMITH CORPORATION LOGO]

                                 P.O. BOX 23973
                            MILWAUKEE, WI 53223-0973

                           NOTICE AND PROXY STATEMENT

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

     PLEASE TAKE NOTICE that the annual meeting of the stockholders of A. O. SMITH CORPORATION will be held on Wednesday, April 14, 1999, at 2:30 P.M. Eastern Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware for the following purposes:

     (1) To elect six directors chosen by the holders of Class A Common Stock.

     (2) To elect three directors chosen by the holders of Common Stock.

     (3) To approve the adoption of a Long-Term Executive Incentive Compensation Plan.

     (4) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1999.

     (5) To transact such other business and act upon such other matters which may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Class A Common Stock and the Common Stock of the Company at the close of business on February 24, 1999, will be entitled to notice of and to vote at the meeting. The list of stockholders entitled to vote at the meeting will be available as of March 24, 1999, for examination by stockholders for purposes related to the meeting at the offices of Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, Wilmington, Delaware.

     YOU ARE INVITED TO ATTEND THE MEETING IN PERSON; HOWEVER, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE TAKE A FEW MINUTES TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ARE A SHARE OWNER OF RECORD (YOUR SHARES ARE IN YOUR NAME), YOU ALSO MAY VOTE YOUR SHARES VIA THE INTERNET BY ACCESSING THE WORLDWIDE WEBSITE INDICATED ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. YOUR ATTENTION IS DIRECTED TO THE PROXY STATEMENT ENCLOSED WITHIN.

                                            W. David Romoser
                                            Secretary

March 5, 1999

                          [AO SMITH CORPORATION LOGO]
                 ----------------------------------------------

                                P. O. BOX 23973
                        MILWAUKEE, WISCONSIN 53223-0973
                 ----------------------------------------------

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This proxy statement is furnished to stockholders of A. O. Smith Corporation (the "Company") in connection with the solicitation by its Board of Directors of proxies for use at the annual meeting of stockholders of the Company to be held on Wednesday, April 14, 1999, at 2:30 P.M., Eastern Time, at Wilmington, Delaware.

     The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on February 24, 1999 (the "Record Date"). As of the Record Date, the Company had issued 8,737,575 shares of Class A Common Stock, par value $5 per share, 8,705,835 shares of which were outstanding and entitled to one vote each for Class A Common Stock directors and other matters. As of the Record Date, the Company had issued 23,811,787 shares of Common Stock, par value $1 per share, 14,546,351 shares of which were outstanding and entitled to one vote each for Common Stock directors and one-tenth (1/10) vote each for other matters.

     The Notice of 1999 Annual Meeting of Stockholders, this proxy statement, form of proxy card and the Company's 1998 Annual Report are being mailed on or about March 5, 1999, to each stockholder of the Company at the holder's address of record.

     Under the Company's Restated Certificate of Incorporation, as long as the number of outstanding shares of Common Stock is at least 10% of the aggregate number of outstanding shares of Class A Common Stock, the holders of the Class A Common Stock and holders of the Common Stock vote as separate classes in the election of directors. The holders of the Common Stock are entitled to elect as a class 25% of the entire board of directors of the Company. Stockholders are entitled to one vote per share in the election of directors for their class of stock.

     A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to constitute a quorum for purposes of holding the annual meeting. The voting by stockholders at the meeting is conducted by the inspectors of election. Abstentions and broker nonvotes are counted as present in determining whether the quorum requirement is met.

     Directors are elected by a plurality of the votes cast, by proxy or in person, with the holders voting as separate classes. A plurality of votes means that the nominees who receive the greatest number of votes cast are elected as directors. Consequently, any shares which are not voted, whether by abstention, broker nonvotes or otherwise, will have no effect on the election of directors.

     For all other matters considered at the meeting, both classes of stock vote together as a single class, with the Class A Common Stock entitled to one vote per share and the Common Stock entitled to 1/10th vote per share. All such other matters are decided by a majority of the votes cast. On such other matters, an abstention will have the same effect as a "no" vote but, because shares held by brokers will not be considered to vote on matters as to which the brokers withhold authority, a broker nonvote will have no effect on the vote.

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. A proxy may be revoked by the person giving it at any time before the exercise thereof by written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person. All valid proxies not revoked will be voted unless marked to abstain. Where a choice is specified on a proxy, the shares represented by such proxy will be voted in accordance with the specification made. If no instruction is indicated, the shares will be voted FOR proposals (1) through (4) set forth in the accompanying notice.

     The cost of soliciting proxies, including preparing, assembling and mailing the notice of meeting, proxy statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by the Company. In addition to solicitation by mail, directors, officers, regular employees of the Company and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. The Company may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy material to principals and beneficial owners.

                             PRINCIPAL STOCKHOLDERS

     The following table shows persons who may be deemed to be beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of any class of the Company's stock. Unless otherwise noted, the table reflects beneficial ownership as of December 31, 1998.

                                 NAME AND ADDRESS          AMOUNT AND NATURE OF   PERCENT
TITLE OF CLASS                 OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP   OF CLASS
--------------                 -------------------         --------------------   --------
Class A                   Smith Investment Company* P.O.        8,067,252(1)       92.66%
Common Stock              Box 23976
                          Milwaukee, WI 53223-0976
Common Stock              Smith Investment Company P.O.         1,559,076(2)       10.69%(2)
                          Box 23976
                          Milwaukee, WI 53223-0976
Common Stock              Dimensional Fund Advisors Inc.          795,300(3)        5.45%
                          1299 Ocean Avenue, 11th Floor
                          Santa Monica, CA 90401
Common Stock              T. Rowe Price Associates Inc.         1,435,950(4)        9.84%
                          100 East Pratt Street
                          Baltimore, MD 21202

---------------
(1) On December 31, 1998, Arthur O. Smith owned beneficially 235,590 shares, and his wife owned of record and beneficially 6,970 shares of the outstanding common stock of SICO; various trusts held 399,560 shares for the benefit of the wife and issue of Arthur O. Smith. On December 31, 1998, Lloyd B. Smith owned beneficially 1,924 shares of the outstanding common stock of SICO; various trusts held 624,086 shares for the benefit of the wife and issue of Lloyd B. Smith. In addition, Messrs. Smith were trustees of various trusts for the benefit of persons other than themselves, their wives and issue, which trusts held on December 31, 1998, an aggregate of 1,003,520 shares of the outstanding common stock of SICO. The shares of SICO held beneficially by Messrs. Smith and their wives, together with shares held by Messrs. Smith in trust for others comprised 68.5% of the 3,317,066 outstanding shares of common stock of SICO on December 31, 1998. Messrs. Smith have shared investment and voting power on all trusts for which they are co-trustees. On all other trusts, one or the other shares trust powers with at least one other person. Messrs. Smith disclaim that any of the foregoing interests in the common stock of SICO constitute beneficial ownership of any common stock of the Company.

(2) Pursuant to the Company's Restated Certificate of Incorporation Class A Common Stock is convertible at any time at the option of the holder into Common Stock on a share-for-share basis. For purposes of computing beneficial ownership of SICO's Common Stock, assuming that all Class A Common Stock held by SICO was converted into Common Stock, SICO's beneficial ownership of the Common Stock is 9,626,328 shares, which represents 42.5% of the class of Common Stock.

(3) Dimensional Fund Advisors Inc. has sole voting power and sole dispositive power with respect to 795,300 shares.

(4) These securities are owned by various individual and institutional investors, including T. Rowe Small-Cap Fund, Inc. (which owns 865,000 shares, representing 5.93% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

* Throughout the balance of the proxy statement Smith Investment Company is referred to as "SICO".

     Information on beneficial ownership is based upon Schedules 13D or 13G filed with the Securities and Exchange Commission and any additional information which may have been provided to the Company by any beneficial owners.

                             ELECTION OF DIRECTORS

     Nine directors are to be elected to serve until the next succeeding annual meeting of stockholders and thereafter until their respective successors shall be duly elected and qualified. Owners of Class A Common Stock are entitled to elect six directors and owners of Common Stock are entitled to elect the three remaining directors.

     It is intended that proxies hereby solicited will be voted for the election of the nominees named below. Proxies will not be voted for a greater number of persons than the nine nominees named below. All nominees have consented to being named in the proxy statement and to serve if elected. If any nominee for election as a director shall become unavailable to serve as a director, proxies will be voted for such substitute nominee as may be nominated by the Board of Directors.

     The following information has been furnished to the Company by the respective nominees for director. Each nominee has been principally engaged in the employment indicated for the last 5 years unless otherwise stated.

NOMINEES -- CLASS A COMMON STOCK

     TOM H. BARRETT -- Partner in American Industrial Partners -- Private investment partnership.

     Mr. Barrett is 68 years of age and has been a director of the Company since 1981. He is the chairperson of the Personnel and Compensation Committee of the Board. He retired as chairman of the board and chief executive officer of The Goodyear Tire & Rubber Company in 1991. He is also a director of Air Products and Chemicals, Inc., MONY Group Inc. and Rubbermaid Incorporated.

     GLEN R. BOMBERGER -- Executive Vice President and Chief Financial Officer.

     Mr. Bomberger, 61, became a director and executive vice president and chief financial officer in 1986. He is a member of the Investment Policy Committee of the Board. Mr. Bomberger joined the Company in 1960. He is currently a director and vice president-finance of SICO. He is a director of Firstar Funds, Inc.

     ROBERT J. O'TOOLE -- Chairman of the Board, President and Chief Executive Officer.

     Mr. O'Toole, 58, became chairman of the board in 1992. He is a member of the Investment Policy Committee of the Board. He was elected chief executive officer in March 1989. He was elected president, chief operating officer and a director in 1986. Mr. O'Toole joined the Company in 1963. He is a director of Briggs & Stratton Corporation, Firstar Bank Milwaukee, N.A., Firstar Corporation and Protection Mutual Insurance Company.

     ROBERT N. POKELWALDT -- Chairman and Chief Executive Officer, York International Corporation.

     Mr. Pokelwaldt, 61, was elected a director of the Company in August of 1998. He has been the chief executive officer and director of York International Corporation since 1991 and was named chairman in 1993. He joined York in 1988. Mr. Pokelwaldt is a director of Mohawk Industries, Inc. and Carpenter Technology Corporation.

     ARTHUR O. SMITH -- Director of Smith Investment Company.

     Mr. Smith is 68 years of age and has been a director of the Company since 1960. He is a member of the Personnel and Compensation Committee and the Investment Policy Committee of the Board. He is retired chairman and chief executive officer of SICO and the retired chairman of ASI Technologies, Inc. Mr. Smith is the uncle of Bruce M. Smith, a director of the Company.

     BRUCE M. SMITH -- Chairman of the Board, President and Chief Executive Officer of Smith Investment Company.

     Mr. Smith is 50 years of age and has been a director of the Company since 1995. He is a member of the Investment Policy Committee and the Audit Committee of the Board. He was elected chairman and chief executive officer of SICO on January 29, 1999, and was elected president of SICO in 1993. He has served as a director of SICO since July 1983. Prior to that time, he was executive vice president of the A. O. Smith Water Products Company, a division of the Company, from 1991 through June 1993 and managing director of A. O. Smith Electric Motors (Ireland) Ltd., a subsidiary of the Company, from 1988 to 1991. Mr. Smith originally joined the Company in 1978. He is the nephew of Arthur O. Smith, a director of the Company.

NOMINEES -- COMMON STOCK

     WILLIAM F. BUEHLER -- Executive Vice President; President - Industry Solutions Operations, Xerox Corporation.

     Mr. Buehler, 58, was elected a director of the Company in August, 1998. In January of 1999, he was named executive vice president; president -Industry Solutions Operations of Xerox Corporation. Mr. Buehler joined Xerox Corporation in 1991 as executive vice president and chief staff officer. Prior to joining Xerox, he spent 27 years with AT & T Corporation. Mr. Buehler is also a director of Fuji Xerox Co., Ltd., Xerox's Japanese affiliate, and Quest Diagnostics.

     KATHLEEN J. HEMPEL -- Former Vice Chairman and Chief Financial Officer, Fort Howard Corporation.

     Ms. Hempel, 48, was elected a director of the Company in April, 1998. She is the chairperson of the Audit Committee of the Board. Ms. Hempel was vice chairman and chief financial officer of Fort Howard Corporation from 1992 until its merger into Fort James Corporation in 1997. Ms. Hempel joined Fort Howard Corporation in 1973. She is also a director of Oshkosh Truck Corporation and Whirlpool Corporation.

     DR. AGNAR PYTTE -- President, Case Western Reserve University.

     Dr. Pytte, 66, was elected a director of the Company in February, 1991. He is a member of the Audit Committee of the Board. He became the president of Case Western Reserve University in July, 1987. Prior to July, 1987, Dr. Pytte was the provost at Dartmouth College where he held other academic positions since 1958. Dr. Pytte is also a director of The Goodyear Tire & Rubber Company.

                                BOARD COMMITTEES

     The Board of Directors of the Company serves as a committee of the whole for designating nominees for election as director. The Board of Directors will consider written recommendations directed to the Chairman from stockholders concerning nominees for Director. The Board of Directors has 3 standing committees, the Personnel and Compensation Committee, the Investment Policy Committee and the Audit Committee. In 1998, the Personnel and Compensation Committee held 3 meetings, the Investment Policy Committee held 4 meetings and the Audit Committee met 3 times. The Personnel and Compensation Committee is responsible for establishing and administering the Company's compensation and benefit plans for officers, executives and management employees, including the determination of eligibility for participation in such plans. It determines the compensation to be paid to officers and certain other selected executives. The Investment Policy Committee is responsible for investment policy and certain other matters for all Company retirement funds and other employee benefit funds. The Audit Committee recommends the firm which will act as independent auditors for the Company and has the responsibility to review audit procedures and the internal controls of the Company.

                             DIRECTOR COMPENSATION

     With respect to fiscal 1998, directors received an annual retainer, paid quarterly, in the amount of $20,000 and the award of shares of Common Stock with a market value of $10,000 on the date of its award. Directors also received $1,000 for attendance at each board meeting, plus expenses. Each Audit and Personnel and Compensation Committee member received $3,000 and the chairperson of each received $4,000 annually; committee members also received $1,000 per meeting, plus expenses. Each Investment Policy Committee member received $3,000 and the chairperson received $4,000 annually; committee members also received $2,000 per meeting, plus expenses. Directors who are employees of the Company are not compensated for service as directors or committee members or for attendance at board or committee meetings. During 1998, a total of 6 regular meetings of the Board of Directors were held; all directors attended at least 75% of the number of board meetings and committee meetings, in the aggregate, on which the director served as a member, with the exception of Mr. Pokelwaldt who attended 67% of such meetings after his election.

     Certain directors have elected to defer payment of their fees and receipt of Common Stock shares under the Corporate Directors' Deferred Compensation Plan (the "Directors' Plan"). The Directors' Plan allows directors to defer all or a portion (not less than 50%) of their fees until any date, but not later than the year in which age 71 is attained. Payments can be made in a lump sum or in not more than 10 annual installments.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table shows, as of December 31, 1998, the Class A Common Stock and Common Stock of the Company and the Class A Common Stock and Common Stock options exercisable on or before March 1, 1999, beneficially owned by each director, each nominee for director, each named executive officer in the Summary Compensation Table and by all directors and executive officers as a group.

                                                                                                   % OF
                                                                 AMOUNT AND NATURE OF             SHARES
                  NAME                    TYPE OF STOCK         BENEFICIAL OWNERSHIP(1)         OUTSTANDING
                  ----                    -------------         -----------------------         -----------
Tom H. Barrett                            Common Stock                 5,172 shares                    *
John A. Bertrand                          Common Stock               122,250 shares(2)                 *
Glen R. Bomberger                         Common Stock               326,010 shares(2)             2.24%
William F. Buehler                        Common Stock                 2,170 shares                    *
Kathleen J. Hempel                        Common Stock                 1,834 shares                    *
Ronald E. Massa                           Common Stock                52,581 shares(2)                 *
Robert J. O'Toole                         Common Stock               950,920 shares(2)(3)          6.52%
Robert N. Pokelwaldt                      Common Stock                   295 shares                    *
Dr. Agnar Pytte                           Common Stock                 5,602 shares                    *
W. David Romoser                          Common Stock                92,566 shares(2)                 *
Arthur O. Smith(4)                             --                       --                         --
Bruce M. Smith(4)                              --                       --                         --
All 22 Directors, Nominees and Executive
  Officers as a Group                     Common Stock             1,914,633 shares(2)            13.13%

---------------
*  Represents less than one percent.

(1)Except as otherwise noted, all securities are held with sole voting and sole dispositive power.

(2)Includes 823,350; 301,350; 45,975; 105,450; 59,400 and 1,627,800 shares of
   Common Stock subject to options exercisable on or before March 1, 1999, respectively for Messrs. O'Toole, Bomberger, Massa, Bertrand and Romoser and for all directors and executive officers as a group. Please refer to the Option Grants and Option Exercise Tables for additional stock option information.

(3)Includes 79,870 shares of Common Stock, the receipt of which was deferred under the Company's Stock Option Deferral Policy and Procedures.

(4)Excludes shares beneficially owned by SICO.

                             EXECUTIVE COMPENSATION

     The SUMMARY COMPENSATION TABLE reflects all compensation awarded to, earned by or paid to each of the Company's five most highly compensated executive officers, including the chief executive officer, during fiscal year 1998, as well as all compensation awarded, earned or paid in the two previous fiscal years.

--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                                             LONG TERM
                                   ANNUAL COMPENSATION                                      COMPENSATION
-----------------------------------------------------------------------------------------   ------------
                                                                                               AWARDS
                                                                                OTHER       ------------
                                                                                ANNUAL        OPTIONS       ALL OTHER
NAME AND                                                                     COMPENSATION     GRANTED      COMPENSATION
PRINCIPAL POSITION                          YEAR   SALARY($)(1)   BONUS($)      ($)(2)         (#)(3)         ($)(4)
------------------                          ----   ------------   --------   ------------   ------------   ------------
Robert J. O'Toole                           1998     660,000      881,000       40,581         91,700         93,908
  Chairman, President and                   1997     625,000      881,000       22,914         59,850         97,440
  Chief Executive Officer                   1996     575,016      810,000       33,648         96,900        100,159
Glen R. Bomberger                           1998     357,000      330,000       28,274         28,200         30,301
  Executive Vice President and              1997     340,000      330,000       27,261         24,300         36,114
  Chief Financial Officer                   1996     321,000      310,000       26,769         29,850         41,253
Ronald E. Massa                             1998     249,583      195,000       21,088         23,400         46,504
  Senior Vice President                     1997     237,000      195,000       19,102         15,300         43,084
                                            1996     198,750      150,000       14,622         30,900         19,035
John A. Bertrand                            1998     200,000      220,000       22,606         15,100         19,427
  President of A. O. Smith                  1997     200,000      180,000       22,484          7,950         20,328
  Electrical Products Company,              1996     190,000      165,000       18,385         12,750         17,823
  a division of the Company
W. David Romoser                            1998     233,000      170,000       19,962         16,200         20,495
  Vice President, Secretary and             1997     221,333      170,000       18,128         10,650         19,925
  General Counsel                           1996     211,333      160,000       15,715         17,100         20,313

--------------------------------------------------------------------------------
(1)  Includes amounts earned during 1998 even if deferred.

(2) Includes amounts of tax reimbursements for the following: Company car, country club, financial counseling and executive term life insurance premiums and reimbursement of executive payments for term life insurance premiums.

(3)  (3)See footnote (1) in Option Grants Table.

(4) All Other Compensation includes the amounts of: (a) Company contributions under the Profit Sharing Retirement Plan (a 401(k) plan) and contributions under the Supplemental Benefit Plan for the 401(k) plan and (b) the value of the non-term portion of the premiums paid by the Company (arrived at by treating the payment as an interest-free loan to the earliest possible date the payment can be refunded and calculating its present value) for the benefit of the named executive officers pursuant to the Executive Life Insurance Plan, a split-dollar insurance plan. The amounts paid in 1998 are as follows: Mr. O'Toole -- (a) $42,928 and (b) $50,980; Mr. Bomberger --
     (a) $23,220 and (b) $7,081; Mr. Massa -- (a) $16,234 and (b) $30,270; Mr.
     Bertrand -- (a) $14,309 and (b) $5,118; and Mr. Romoser -- (a) $15,155 and
     (b) $5,340.

                              STOCK OPTION GRANTS

     The table below reflects the stock option grants made under the Long-Term Executive Incentive Compensation Plan to the five named executive officers during 1998.

--------------------------------------------------------------------------------
                              OPTION GRANTS TABLE
--------------------------------------------------------------------------------

                             Option Grants in 1998

                                                                                          POTENTIAL REALIZABLE VALUE AT
                                                                                             ASSUMED ANNUAL RATES OF
                                                                                            STOCK PRICE APPRECIATION
                                  INDIVIDUAL GRANTS                                            for Option Term(2)
-------------------------------------------------------------------------------------   ---------------------------------
                                                      % OF
                                                      TOTAL
                                                     OPTIONS
                                        OPTIONS      GRANTED    EXERCISE
                                       GRANTED(1)    TO ALL      PRICE     EXPIRATION   0%         5%            10%
                NAME                      (#)       EMPLOYEES    ($/SH)       DATE      ($)       ($)            ($)
                ----                   ----------   ---------   --------   ----------   ---   ------------   ------------
Robert J. O'Toole
  Chairman, President and
  Chief Executive Officer                91,700       33.1%     $18.313    10/06/08     $0    $  1,056,104   $  2,676,375
Glen R. Bomberger                        28,200       10.2%     $18.313    10/06/08      0    $    324,778   $    823,051
Ronald E. Massa                          23,400        8.4%     $18.313    10/06/08      0    $    269,497   $    682,957
                                         12,100                 $18.313    10/06/08
John A. Bertrand                          3,000        5.5%     $25.250    12/08/08      0    $    173,906   $    440,712
W. David Romoser                         16,200        5.8%     $18.313    10/06/08      0    $    186,575   $    472,817
                                        -------       -----                             --    ------------   ------------
Totals                                  174,600       63.0%         N/A       N/A        0    $  2,010,860   $  5,095,912
                                        =======       =====                             ==    ============   ============
All Stockholders
  (23,291,586 shares of Class A
  Common Stock and Common Stock)            N/A         N/A         N/A       N/A        0    $268,719,453   $678,196,715
Named Executive Officers' % of Total
  Outstanding Shares                        N/A        .75%         N/A       N/A       $0            .75%           .75%

--------------------------------------------------------------------------------
(1) 149,850 of the options were granted under the 1990 Long-Term Executive Incentive Compensation Plan. 24,750 of the options were granted contingent upon stockholder approval of the Long-Term Executive Incentive Compensation Plan and the shares to be authorized thereunder at the 1999 annual meeting. The options were granted on 10/06/98 and 12/08/98 as options to acquire Common Stock and are first exercisable on 10/06/99 and 12/09/99. All options were granted at the average of market value on the date of grant and have a 10-year term.

(2) The dollar values in these columns represent assumed rates of appreciation only, over the 10-year option term, at the 5% and 10% rates of appreciation set by the Securities and Exchange Commission rules as well as a 0% increase in value. These amounts are not intended to predict or represent possible future appreciation of the Company's Common Stock value. Actual gains, if any, on stock option exercises and Common Stock holdings depend on future performance of the Company's Common Stock and overall stock market conditions.

                      OPTION EXERCISES AND YEAR-END VALUES

     The table includes information related to options exercised by the five named executive officers during fiscal year 1998 and the number and value of options held at the end of the fiscal year.

--------------------------------------------------------------------------------
                   OPTION EXERCISES AND YEAR-END VALUE TABLE
--------------------------------------------------------------------------------

 Aggregated Option Exercises in Fiscal Year 1998, and December 31, 1998, Option
                                     Values

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                             OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                                        DECEMBER 31, 1998 (#)        December 31, 1998($)(1)
                                    SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
               NAME                 ON EXERCISE(#)    REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                 ---------------   -----------    -----------   -------------   -----------   -------------
Robert J. O'Toole
  Chairman, President
  and Chief Executive
  Officer                               107,100(2)    $1,819,554(2)    823,350        91,700       $11,757,292     $572,850
Glen R. Bomberger                             0       $        0       301,350        28,200       $ 4,577,265     $176,165
Ronald E. Massa                          12,375       $  175,728        45,975        23,400       $   512,754     $146,180
John A. Bertrand                              0       $        0       105,450        15,100       $ 1,488,395     $ 75,589
W. David Romoser                         13,950       $  225,235        59,400        16,200       $   643,753     $101,201

--------------------------------------------------------------------------------

(1) Based on the difference between the option exercise price and the closing price on the New York Stock Exchange of $24.563 for the Common Stock on December 31, 1998.

(2) Shares reflected as acquired include 79,870 shares, the receipt of which was deferred under the Company's Stock Option Deferral Policies and Procedures, and the value realized includes the value associated with such shares.

--------------------------------------------------------------------------------
                             PENSION PLAN TABLE(1)
--------------------------------------------------------------------------------

                                   Years of Service(3)
                    -------------------------------------------------
REMUNERATION(2)*)     10        20        25         30         35
-----------------   -------   -------   -------   --------   --------
      150,000       $22,444   $44,887   $56,109   $ 67,331   $ 78,553
      175,000        23,526    47,320    59,218     71,115     83,012
      200,000        25,307    52,663    66,341     80,018     93,696
      225,000        27,087    58,005    73,463     88,922    104,381
      250,000        28,795    63,129    80,296     97,462    114,629
      275,000        29,759    66,019    84,149    102,279    120,409
300,000 and above    29,928    66,527    84,826    103,125    121,425

--------------------------------------------------------------------------------

(1) The Pension Plan Table shows estimated annual benefits payable to an executive officer upon retirement under the A. O. Smith Retirement Plan, assuming retirement at December 31, 1998, at age 65 and based upon the final compensation and years of service set forth in the Table. Benefit amounts were computed on a straight-life annuity basis.

(2) The compensation covered by the Plan is based on the average of the highest 5 years of annual compensation out of the last 10 years prior to retirement. The amount included in the calculation of compensation, as reflected in the Summary Compensation Table, is Salary and 50% of Bonus; but does not include Other Annual Compensation, Long Term Compensation or All Other Compensation amounts.

(3) Messrs. O'Toole, Bomberger, Massa, Bertrand and Romoser had 35, 38, 21, 31 and 6 years of service, respectively, at year-end.

* Maximum allowable salary that can be used in benefit calculation through 1993 is $235,840; in 1994, 1995 and 1996 is $150,000; and in 1997 and 1998 is
   $160,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     A. O. Smith Corporation had sales of $128.5 million in 1998 to York International Corporation. Mr. Pokelwaldt is a director of the Company and is Chairman and Chief Executive Officer of York International Corporation.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The directors who served as members of the Personnel and Compensation Committee during fiscal year 1998 were Tom H. Barrett and Arthur O. Smith.

     Mr. Arthur O. Smith is a director of SICO. During 1998, the Company provided SICO consulting services; office space; directors', officers' and group insurance coverage and other miscellaneous services. The Company was reimbursed by SICO in the amount of $212,758 for the Company's costs relating to such services. Mr. Arthur O. Smith is a director of the Company and served on the Personnel and Compensation Committee of the Company in 1998. Mr. Glen R. Bomberger, an executive officer and a director of the Company, is also a director and vice president-finance of SICO and served as a member of the Compensation Committee of SICO. Mr. Bruce M. Smith, a director of the Company, is also an executive officer and director of SICO.

               BOARD PERSONNEL AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Personnel and Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing an executive compensation program and for administering the executive compensation policies and plans of the Company. The Committee also determines the amount of compensation which the Company's chief executive officer and other executive officers receive annually.

     The Committee consists of two members, each of whom is an outside director of the Company. This report was prepared by the Committee to provide the Company's stockholders with a summary of its executive compensation policies and practices.

     The Committee has two primary objectives relating to the Company's executive compensation program. The first is to recruit and retain high quality executive leadership which is committed to achieving the current and long term successful and profitable operations of the Company's businesses. The other is to maintain an incentive compensation program which links executive pay to the Company's return on investment.

     In order to achieve these objectives, the Committee provides an executive compensation program competitive with other comparably sized manufacturing companies. The Committee believes that return on investment currently provides the best measure of performance because it closely correlates the benefits to the stockholders with the financial incentives for the executives. The Committee has established ranges for financial incentives based upon return on investment, with smaller incentive payments for a modest return on investment and larger incentive payments for greater returns.

     The Company's executive compensation program consists of three components: base salary, short term incentive (bonus) compensation and long term incentive (stock options) compensation. In determining the executive compensation practices, the Committee compares the Company's executive compensation program with other companies' compensation programs for executives with similar management responsibilities. The companies surveyed include comparable manufacturing businesses. The Committee reviews executive compensation data bases and also from time to time uses independent compensation consultants for purposes of evaluating and reviewing the Company's executive compensation program.

     The Committee has designated certain executives, including the chief executive officer ("CEO"), for compensation under the executive compensation program in accordance with the performance criteria and standards described below.

BASE SALARY

     The Committee establishes competitive salary ranges for the executive officers, generally at the median level of the salary ranges in the survey referred to above. In addition, the Committee reviews each executive's performance and accomplishments during the prior year as well as experience and service with the Company in determining the annual base salary level for the executive within the applicable salary range. In 1998, this methodology was followed in establishing base salaries for the executive officers.

SHORT TERM INCENTIVE COMPENSATION

     Short term incentive compensation is provided under the Executive Incentive Compensation Plan ("EICP"). The EICP, consistent with the Company's philosophy of linking compensation to the Company's return on investment, provides an opportunity for executives to earn a cash bonus, the amount of which is based upon the Company's and/or the operating unit's return on investment. Each year the Committee sets minimum and maximum financial objectives for each of the business units and the corporation. Achievement of these financial objectives by the business or corporate units determines the amount of the Incentive Compensation Fund available for the award of individual executive bonuses.

     Incentive compensation, while predicated on the executive's unit meeting its financial objective, is also based upon achievement of strategic objectives established each year for the executive. In determining the amount of the incentive compensation award to be paid to an individual executive, the Committee considers the executive's scope of responsibility, contributions to profit improvement and attainment of the individual's strategic objectives. Approximately half of the incentive compensation award distributed to the individual executive is based on the return on investment of the executive's business unit and is formula-based between maximum and minimum target achievement. The other half of the award is based upon accomplishment of the executive's strategic objectives, such as development of personnel, planning, maintenance of product leadership, continuous improvement programs and product and process research and development. In 1998 the Committee made incentive compensation awards to the participating executives based on these factors.

     The maximum amount of incentive compensation payable to an executive during any year is 200% of base salary. In order to be eligible for incentive compensation, executives are required to enter into annual contracts (standard incentive plan contracts required for all plan participants) which obligate them to remain in the employment of the Company for the year.

LONG TERM INCENTIVE COMPENSATION

     The Committee utilizes the shareholder approved 1990 Long Term Executive Incentive Compensation Plan ("LTEICP") as another key component in carrying out the Company's philosophy of linking the executive compensation program to the stockholders' interests. The LTEICP consists of stock options which are granted annually to the executives at the current market price of the stock on the date of the grant. The size of the option grant to the executive is established at a level commensurate with the median level of grants for the executive's position as reported in the aforementioned survey data and studies by independent compensation consultants. Pursuant to the LTEICP, executives enter into standard plan contracts each year which reflect the specific terms of the stock option grants and terms of forfeiture should the executive leave the employment of the Company.

CEO COMPENSATION

     The Committee, in establishing the 1998 compensation program for the Chief Executive Officer, Robert J. O'Toole, employed the methodology and surveys previously described in this report. In setting Mr. O'Toole's base salary for 1998, the Committee reviewed his accomplishments during the prior year, experience and service with the Company and determined to position it at the median level of salaries of chief executive officers of comparable manufacturing companies. Mr. O'Toole's bonus compensation for 1998 was directly related to the Company's return on investment earned by the Company and reflected Committee set minimum and maximum objectives. The maximum amount of bonus compensation payable to Mr. O'Toole is 200% of base salary. The Committee made stock option grants to Mr. O'Toole under the LTEICP consistent with the methodology utilized in making grants to the other participating executives.

CONCLUDING REMARKS

     The Committee reviewed executive compensation during 1998 and concluded that the stockholders' interests were well served by the executive compensation program. The Committee will continue to monitor and evaluate its executive compensation program and make any adjustments determined to be appropriate. The Committee has and intends to preserve the deductibility of executive compensation paid by the Company in accordance with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.

                       PERSONNEL & COMPENSATION COMMITTEE

                          TOM H. BARRETT, CHAIRPERSON
                            ARTHUR O. SMITH, MEMBER

                               PERFORMANCE GRAPH

     The graph below shows a five-year comparison of the cumulative shareholder return on the Company's common stock with the cumulative total return of companies on the S&P 500, the S&P 500 Electrical Equipment Index, the S&P 600 and the S&P 600 Electrical Equipment Index, all of which are published indices. This year the Company has also included the S&P 600 and the S&P 600 Electrical Equipment composite indices. The S&P 600 represents a broad group of small market capitalization companies. The S&P 600 Electrical Equipment index is one of several industry segments of the S&P 600. A. O. Smith Corporation is a component company within both indices and therefore includes them as more reflective of the Company's relative performance than the larger market capitalization companies included in the S&P 500 and S&P 500 Electrical Equipment indices. Accordingly, the S&P 500 indices will be excluded from future proxy statements.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  FROM DECEMBER 31, 1993 TO DECEMBER 31, 1998

                                                                        S&P 500 ELECTRICAL                     S&P 600 ELECTRICAL
                                  A. O. SMITH           S&P 500              EQUIPMENT         S&P 600            EQUIPMENT
                                  -----------           -------         ------------------     -------        ------------------
12/31/93                            100.00              100.00              100.00              100.00               100.00
12/31/94                             69.86              101.36               98.30               95.23               118.27
12/31/95                             60.66              139.32              134.35              123.76               148.54
12/31/96                             88.98              171.22              178.23              150.15               169.33
12/31/97                            127.86              228.29              246.60              188.55               208.49
12/31/98                            113.62              293.86              330.95              186.08               210.80

              ASSUMES $100 INVESTED WITH REINVESTMENT OF DIVIDENDS

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and American Stock Exchanges. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 which they file.

     Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons during fiscal year 1998, the Company believes that all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met.

                      APPROVE THE ADOPTION OF A LONG-TERM
                     EXECUTIVE INCENTIVE COMPENSATION PLAN

GENERAL

     The Long-Term Executive Incentive Compensation Plan (the "Plan"), effective January 1, 1999, was approved and adopted by the Board of Directors on February 8, 1999, subject to approval of the shareholders at their next regular meeting. The Plan supersedes and replaces, as of the effective date, the 1990 Long-Term Executive Incentive Compensation Plan. The text of the Plan is set forth on Exhibit A hereto and the description of the Plan which appears herein is qualified in its entirety by reference to such text.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the meeting is required for approval of the Plan. Refer to the General Information Section on pages 1 and 2 of the proxy statement for a more detailed discussion of the vote required. SICO, which on the Record Date had the right to vote approximately 80.9% of the outstanding Class A Common Stock and Common Stock (see "Principal Shareholders" herein) has advised the Company that it will vote all such shares for approval of the Plan. Hence, approval of the Plan is assured regardless of the vote of any other shareholder. The Board of Directors recommends that stockholders vote FOR approval of the Plan.

PURPOSE

     The Plan, under which options may be granted until December 31, 2008, was adopted to permit the Company to attract and retain executive personnel possessing outstanding ability; to motivate executive personnel by means of growth-related incentive to achieve long-range growth goals; to provide incentive compensation opportunities competitive with other major corporations; and to further the identity of interest of participants with those of the Company's stockholders through opportunities for increased stock ownership.

STOCK SUBJECT TO THE PLAN

     The Plan reserves 1,500,000 shares of authorized but unissued Common Stock or treasury shares for issuance under the Plan. The Plan provides for adjustments to reflect future stock dividends (other than in lieu of an ordinary cash dividend), split-ups, recapitalizations, reorganizations, combinations of shares, mergers, consolidations and the like.

AWARDS UNDER THE PLAN

     Certain of the options under the Plan are designed to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986 ("Incentive Stock Options") and the remainder of the options under the Plan are non-statutory options, i.e., options that are not Incentive Stock Options.

     The Plan is administered by the Personnel and Compensation Committee of the Board of Directors, consisting of not less than two members of the Board each of whom is an outside, non-employee director (the "Committee"). The Committee has authority to interpret the provisions of the Plan, determine the number of shares of stock subject to each option and prescribe when the options may be exercised and any limitations upon the exercise of options or any restrictions upon transferability of shares acquired pursuant to the exercise of options. The Plan gives the Committee authority to allow payment of the option price of any option granted under the Plan with previously acquired shares of stock.

     Options are granted to purchase Common Stock at its fair market value on the date of grant, as reasonably determined by the Committee. The maximum number of shares available for option grants to any Plan participant in any Plan year is limited to 300,000 shares. Options may be granted for a period of not less than eleven months and twenty-nine days nor more than ten years. The aggregate fair market value, determined as of the time of grant, of stock with respect to which any Incentive Stock Option granted under the Plan or any other plan of the Company is exercisable for the first time by a participant during any calendar year may not exceed $100,000.

ELIGIBILITY

     Key employees (including executive officers) of the Company, its subsidiaries and affiliated corporations in which the Company has an equity interest ("affiliated subsidiaries") are eligible to receive options under the Plan. It is expected that participation in the future will be limited as it has been in the past to present and future executives of the Company, its subsidiaries and affiliated subsidiaries. Currently, the number of such individuals is 14.

EXERCISE OF OPTIONS

     Options granted under the Plan are exercisable on such date(s) and during such period and for such number of shares as shall be determined by the Committee pursuant to the provisions of the agreement evidencing such option, subject to the provisions of the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     In general, a participant will not recognize any regular federal taxable income at the time of grant or exercise of an Incentive Stock Option. If the participant holds the stock acquired through exercise of an Incentive Stock Option for at least one year from the date of exercise and at least two years from the date of grant, upon sale the difference between the amount realized and the option price of the stock will be taxed as long-term capital gain or loss and the Company will not be entitled to any deduction with respect to the exercise of the option. If these holding periods are not satisfied, at the time of disposition the amount by which the fair market value of the stock on the date of exercise exceeds the option price will be taxed as ordinary income to the participant and will be deductible by the Company. Any additional gain will be treated as a capital gain. The amount of ordinary income (and the Company's deduction) is limited to the excess of the amount realized over the option price.

     The exercise of an Incentive Stock Option can result in a federal alternative minimum tax liability. In calculating a participant's alternative minimum tax, an Incentive Stock Option is treated as a non-statutory stock option. A participant pays the federal alternative minimum tax when it exceeds the regular federal tax liability for the same year.

     The grant of non-statutory options will not result in any federal taxable income to participants. Upon exercise, the amount by which the fair market value of the stock acquired exceeds the option price will be taxed as ordinary income to the participant and will be deductible by the Company. Upon sale of the stock, the difference between the amount realized and fair market value used to calculate gain at exercise will give rise to capital gain or loss.

     In general, a participant will not recognize income or loss on shares of Company stock used to acquire shares of stock covered by an option. However, if the shares delivered in payment of the option price were previously acquired by the participant through an Incentive Stock Option or under certain other types of employee plans, and if the applicable holding period requirements for such shares are not satisfied, income will be recognized as described above for the early disposition of Incentive Stock Options.

     The Plan provides that, in the discretion of the Committee, a participant is entitled to satisfy the Company's income tax withholding requirements on the exercise of non-statutory options by delivering shares of Company Common Stock owned by him or electing to have shares otherwise issuable on exercise of an option retained by the Company.

     The amount of income recognized on exercise of a non-statutory option is not reduced by the retention of option shares by the Company to satisfy withholding requirements. If a participant delivers shares of stock to the Company to satisfy withholding requirements, the transaction will be taxed as if the shares were sold for the amount of the withholding tax.

     The foregoing discussion is not a complete discussion of all the federal income tax aspects of the Plan. Some of the provisions contained in the Internal Revenue Code of 1986 have only been summarized, and additional qualifications and refinements are contained in regulations issued by the Internal Revenue Service.

FUTURE AMENDMENTS

     The Board of Directors, without further approval by the shareholders, may amend the Plan from time to time in such respects as the Board deems advisable, except that, without prior approval of the shareholders, no amendment may increase the maximum number of shares which may be awarded or for which options may be granted under the Plan; reduce the minimum option price which may be established under the Plan; or extend the term of the Plan. No amendment will, without the participant's consent, alter or impair any of the rights or obligations under any option previously granted to him under the Plan.

                        PLAN BENEFITS AS OF THE PROPOSAL

    A. O. Smith Corporation Long-Term Executive Incentive Compensation Plan

                                                                    NUMBER OF SHARES
NAME AND POSITION                                               (OPTIONS TO PURCHASE)(1)
-----------------                                               ------------------------
Glen R. Bomberger
  Executive Vice President and Chief Financial Officer               21,750 shares
                                                                    of Common Stock
John R. Bertrand
  President of A. O. Smith Electrical Products Company                3,000 shares
                                                                    of Common Stock

---------------

(1) The options were granted by the Board of Directors on October 6, 1998 with respect to Glen R. Bomberger and December 8, 1998 with respect to John R. Bertrand, subject to approval by the stockholders at the April 14, 1999 annual meeting. See footnote(1) in the Option Grants Table.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Ernst & Young LLP, Certified Public Accountants, as the Company's independent auditors for 1999. The action of the Board of Directors was taken upon the recommendation of its Audit Committee.

     Although not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate to obtain stockholder ratification of the Board's action in appointing Ernst & Young LLP as the Company's independent auditors. Should such appointment not be ratified, the Board of Directors will reconsider the matter.

                                 OTHER BUSINESS

     Management is not aware of any matters other than those stated above which may be presented for action at the meeting, but should any matter requiring a vote of the stockholders arise, it is intended that proxies solicited will be voted in respect thereof in accordance with the discretion of the person or persons voting the proxies.

                         DATE FOR STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2000 annual meeting of stockholders must be received by the Company no later than November 2, 1999, to be included in the materials for the 2000 meeting.

March 5, 1999

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE YOUR SHARES VIA THE INTERNET. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                                                       EXHIBIT A

                            A. O. SMITH CORPORATION

                LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN

1.  PURPOSE

     The purpose of the A. O. Smith Corporation Long-Term Executive Incentive Compensation Plan ("Plan") is to induce key employees to remain in the employ of
A. O. Smith Corporation ("Company") or Subsidiaries or Affiliates of the Company, and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company believes the Plan will (1) attract and retain executive personnel possessing outstanding ability; (2) motivate executive personnel, by means of growth related incentive, to achieve long-range growth goals; (3) provide incentive compensation opportunities which are competitive with those of other major corporations; and (4) further the identity of interest of participants with those of the corporation's stockholders through opportunities for increased stock ownership.

2.  EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan shall have a term of ten years from and after January 1, 1999, subject to approval by the stockholders of the Company. The Plan supersedes and replaces, on the effective date, the A. O. Smith Corporation 1990 Long-Term Executive Incentive Compensation Plan. The Board of Directors, without further approval of the stockholders may terminate the Plan at any time but no termination shall, without the Participant's consent, alter or impair any of the rights under any option theretofore granted to him under the Plan.

3.  DEFINITIONS

     (a) Affiliate: Means any corporation in which the Company has 50 percent or less ownership.

     (b) Awards: Means the awards granted by the Committee under the Plan.

     (c) Board of Directors: Means the Board of Directors of the Company.

     (d) Committee: Means the Committee referred to in Section 4 hereof.

     (e) Common Stock: Means the Common Stock, par value $1 per share, of the Company.

     (f) Disability Date: Means the date on which a participant becomes eligible for disability benefits from the A. O. Smith Retirement Plan or such similar or successor plan.

     (g) Outside, Non-Employee Director: Means any director who at the time of acting, meets the qualification requirements for a Non-Employee Director as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 and the qualification requirements for an Outside Director as defined in Section 1.162-27(e)(3) of the regulations under Section 162(m) of the Internal Revenue Code.

     (h) Employee: Means any full time managerial, administrative or professional employee (including any officer or director who is such an employee) of the Company, or any of its Subsidiaries or Affiliates.

     (i) Fair Market Value: Means the market value of the Common Stock as reasonably determined by the Committee on the date the option is granted.

     (j) Normal Retirement Date: Shall have the meaning set forth in the A. O. Smith Retirement Plan.

     (k) Operating Unit: Means any division of the Company, or any Subsidiary or any Affiliate, which is designated by the Committee to constitute an Operating Unit.

     (1) Participant: Means an Employee who is selected by the Committee to participate in the Plan.

     (m) Subsidiary: Means any corporation in which the Company has more than 50 percent of the ownership.

     (n) Plan Year: Means the twelve months ending December 31st.

4.  ADMINISTRATION

     The Plan shall be administered by a committee which shall consist of not less than two (2) members of the Board of Directors of the Company, each of whom is an Outside, Non-Employee Director. The Committee shall be appointed from time to time by the Board of Directors which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee is expressly authorized to hold Committee meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan as it shall from time to time deem advisable and to interpret the terms and conditions of the Plan.

5.  ELIGIBILITY

     Employees who, in the opinion of the Committee, are key employees and have demonstrated a capacity for contributing in a substantial measure to the successful performance of the Company shall be eligible to be granted options to purchase shares of Common Stock of the Company, $1.00 par value per share ("Shares") under the Option Plan. The Committee shall, from time to time, choose from such eligible Employees those to whom options shall be granted.

     A Participant shall not be granted an option unless he enters into an agreement with the Company that he will remain in the service of the Company, a Subsidiary or an Affiliate for a period of at least twelve (12) months (commencing on the first day of the month in which the option is granted) or until his earlier retirement, at the pleasure of the Company, and at such compensation as it shall reasonably determine from time to time. The agreement shall provide that it does not confer upon the Employee any right to continue in the employ of the Company or of any such Subsidiary or Affiliate, neither shall it, except for said period of at least 12 months, restrict the right of the Employee to terminate employment at any time.

6.  AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine those Employees who shall be Participants, the price at which options shall be granted, the term of the option (except in no case shall an option term be less than eleven months and twenty-nine days nor more than ten years for Incentive Stock Options, or less than six months nor more than ten years for Non-Qualified Stock Options) and the number and kind of Shares to be subject to each option.

7.  FORM OF OPTION

     Options granted under the Plan shall be Incentive Stock Options, non-qualified stock options, or some combination thereof.

8.  OPTION PRICE

     The option price will be determined by the Committee at the time the option is granted and shall be 100 percent of the Fair Market Value of the Common Stock at the date of the grant. The maximum number of Shares with respect to which options may be granted during any Plan Year to any Participant shall be 300,000 Shares.

9.  WITHHOLDING

     The Company shall have the right to deduct and withhold from any cash otherwise payable to a Participant, or require that a Participant make arrangements satisfactory to the Company for payment of, such amounts as the Company shall determine for the purpose of satisfying its liability to withhold federal, state or local income or FICA taxes incurred by reason of the grant or exercise of an option. In the discretion of the Committee, a Participant may be permitted to satisfy the Company's withholding requirements by tendering previously acquired Shares or by electing to have the Company withhold Shares otherwise issuable to the Participant, having a fair market value, on the date income is recognized pursuant to the exercise of a Non-Qualified Stock Option, in the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and in such form as the Committee shall determine.

10.  EXERCISE OF OPTIONS

     Each option granted under the Option Plan will be exercisable on such date or dates and during such period and for such number of Shares as shall be determined pursuant to the provisions of the option agreement evidencing such option. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine the extent, if any, and the conditions under which an option may be exercised in the event of the death of the Participant or in the event the Participant leaves the employ of the Company or has his employment terminated by the Company. The purchase price of any option may be paid (a) in cash or its equivalent; (b) with the consent of the Committee, by tendering (including by attestation) previously acquired Shares valued at their fair market value as determined by the Committee; or (c) with the consent of the Committee, by electing to have the Company withhold Shares otherwise issuable to the Participant, having a fair market value on the date of exercise of a Non-Qualified stock option, in the amount required to be paid; or with the consent of the Committee, by any combination of (a), (b), and (c). Any election under (b) or (c) above shall be made in writing and shall be made according to such rules and in such form as the Committee shall determine. The Committee may provide one or more means to enable Participants and the Company to defer delivery of Shares otherwise deliverable upon exercise of an option, on such terms and conditions as the Committee may determine, including by way of example the manner and timing of making a deferral election, the treatment of dividends paid on the Shares during the deferral period and the permitted distribution dates or events. No such deferral means may result in an increase in the number of shares of Common Stock issuable hereunder.

11.  TRANSFERABILITY

     Options under the Plan are not transferable otherwise than by will or the laws of descent or distribution, except that a Participant may, to the extent allowed by the Committee and in the manner specified by the Committee, transfer any option grant award. The Committee shall have authority, in its discretion, to amend existing stock option agreements and to allow the transfer of any existing option grant award in the manner specified by the Committee.

12.  AGREEMENTS

     Options granted pursuant to the Plan shall be evidenced by stock option agreements in such form as the Committee shall from time to time adopt.

13.  ADJUSTMENT OF NUMBER OF SHARES

     In the event a dividend shall be declared upon the Common Stock of the Company payable in Shares (other than a stock dividend declared in lieu of an ordinary cash dividend), the number of Shares then subject to any such option, the maximum number of shares set forth in the second sentence of Section 8, and the number of Shares reserved for issuance pursuant to the Plan but not yet covered by an option, shall be adjusted by adding to each Share the number of Shares which would be distributable thereon if such Share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event the outstanding Shares of the Common Stock of the Company shall be changed into or exchanged for a different number or kind of Shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of Shares, merger or consolidation, then there shall be substituted for each Share reserved for issuance pursuant to the Plan, but not yet covered by an option, the maximum number of shares set forth in the second sentence of Section 8, the number of shares then subject to any such option, the number and kind of Shares of stock or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged. In the event there shall be any change, other than as specified above in this paragraph in the number or kind of outstanding Shares or of any stock or other security into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of Shares theretofore reserved for issuance pursuant to the Plan, but not yet covered by an option, the maximum number of shares set forth in the second sentence of
Section 8 and/or of the Shares then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement. The option price in each stock option agreement for each Share or other securities substituted or adjusted as provided for in this paragraph shall be determined by dividing the option price in such agreement for each Share prior to such substitution or adjustment by the number of Shares or the fraction of a share substituted for such Share or to which such Share shall have been adjusted. No adjustment or substitution provided for in this paragraph shall require the Company in any stock option agreement to sell a fractional Share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly.

14.  SHARES AVAILABLE

     There shall be reserved, for the purpose of the Plan, a total of 1,500,000 Shares of Common Stock (or the number and kind of Shares of stock or other securities which, in accordance with Section 13 hereof, shall be substituted for said Shares or to which said Shares shall be adjusted). Such Shares may be, in whole or in part, authorized and unissued Shares or issued Shares which shall have been reacquired by the Company. In the event that (i) an option granted under the option plan to any employee expires or is terminated unexercised as to any Shares covered thereby, (ii) Shares are forfeited for any reason under the Plan, or (iii) Shares are tendered to exercise an option, such Shares shall thereafter be available for the granting of options under the Plan.

15.  EXPENSES

     The expenses of administering the Plan shall be borne by the Company.

16.  NON-EXCLUSIVITY

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

17.  AMENDMENT

     The Board of Directors, without further approval of the stockholders, may from time to time amend the Plan in such respects as the Board may deem advisable; provided, however, that no amendment shall become effective without prior approval of the stockholders which would (a) increase the maximum number of Shares which may be awarded, or for which options may be granted, in the aggregate under the Plan; or (b) reduce the minimum option price which may be established under the Plan. No amendment shall, without the Participant's consent, alter or impair any of the rights or obligations under any option theretofore granted to him under the Plan.

                          [AO SMITH CORPORATION LOGO]

                             A. O. SMITH CORPORATION
                              PROXY - COMMON STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints ROBERT J. O'TOOLE, GLEN R. BOMBERGER and W. DAVID ROMOSER, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the annual meeting of stockholders of A. O. Smith Corporation to be held on April 14, 1999, at 2:30 p.m. Eastern Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, or at any adjournment thereof, and there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

         A. O. Smith Corporation encourages you to take advantage of a new and convenient way to vote your proxy via the Internet.

         To vote via the Internet, log on to the Internet and go to the website: https://www.css2.sungard.com/Firstar-proxy/FShtml/proxy.htm

         Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                                IF VOTING BY MAIL
               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

                   A. O. SMITH CORPORATION 1999 ANNUAL MEETING

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

1.  ELECTION OF DIRECTORS:

1.  William F. Buehler     /__/  FOR all  nominees     /__/  WITHHOLD  AUTHORITY
2.  Kathleen J. Hempel           listed to the left          to vote for all
3.  Dr. Agnar Pytte             (except as specified         nominees listed
                                 below).                     to the left.


(Instructions:  To withhold authority
 to vote for any individual nominee,
 write number(s) of nominee(s) in
 the box provided to the right.)     ------------------->    -------------------


2. Proposal to approve the adoption of a
   Long-Term Executive Incentive
   Compensation Plan:                       /__/ FOR /__/ AGAINST /__/ ABSTAIN

       DIRECTORS RECOMMEND A VOTE FOR.

3. Proposal to approve the ratification of
   Ernst & Young LLP as the independent
   auditors of the corporation:            /__/ FOR /__/ AGAINST /__/ ABSTAIN

       DIRECTORS RECOMMEND A VOTE FOR.

Check appropriate box                  Date  _______________   NO. OF SHARES

Indicate changes below:
Address change?   /__/     Name Change? /__/


                                    -------------------------------------------
                                    Signature(s) in Box


                                    Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             A. O. SMITH CORPORATION
                          PROXY - CLASS A COMMON STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints ROBERT J. O'TOOLE, GLEN R. BOMBERGER and W. DAVID ROMOSER, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the annual meeting of stockholders of A. O. Smith Corporation to be held on April 14, 1999, at 2:30 p.m. Eastern Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, or at any adjournment thereof, and there to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

         A. O. Smith Corporation encourages you to take advantage of a new and convenient way to vote your proxy via the Internet.

         To vote via the Internet, log on to the Internet and go to the website: https://www.css2.sungard.com/Firstar-proxy/FShtml/proxy.htm

         Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                                IF VOTING BY MAIL
               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

                   A. O. SMITH CORPORATION 1999 ANNUAL MEETING

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

1.  ELECTION OF DIRECTORS:

1.  Tom H. Barrett         /__/  FOR all nominees        /__/ WITHHOLD AUTHORITY
2.  Glen R. Bomberger            listed to the left           to vote for all
3.  Robert J. O'Toole            (excepted as specified       nominees listed
4.  Robert N. Pokelwaldt         below).                      to the left.
5.  Arthur O. Smith
6.  Bruce M. Smith



(Instructions:  To withhold authority
 to vote for any individual nominee,
 write number(s) of nominee(s) in
 the box provided to the right.)        ------------------->    ----------------


2. Proposal to approve the adoption of a
   Long-Term Executive Incentive
   Compensation Plan:                       /__/ FOR  /__/ AGAINST  /__/ ABSTAIN

       DIRECTORS RECOMMEND A VOTE FOR.

3. Proposal to approve the ratification of
   Ernst & Young LLP as the independent
   auditors of the corporation:             /__/ FOR /__/ AGAINST /__/ ABSTAIN

       DIRECTORS RECOMMEND A VOTE FOR.

Check appropriate box                    Date  ________________   NO. OF SHARES

Indicate changes below:
Address change?    /__/      Name Change? /__/

                                    --------------------------------------------
                                    Signature(s) in Box

                                    Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             A. O. SMITH CORPORATION

           VOTING INSTRUCTIONS TO THE MARSHALL & ILSLEY TRUST COMPANY
                        TRUSTEE OF THE A. O. SMITH PROFIT
                             SHARING RETIREMENT PLAN


    THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby directs the Marshall & Ilsley Trust Company, Trustee of the A. O. Smith Profit Sharing Retirement Plan, to vote the shares of
A. O. Smith Corporation Common Stock allocated to the undersigned's account in said Trust at the Annual Meeting to be held on April 14, 1999, and all adjournments.

         VOTING INSTRUCTIONS TO THE TRUSTEE: IF NO CHOICES ARE MARKED BELOW, THE TRUSTEE WILL VOTE FOR PROPOSALS 1, 2 AND 3.



              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

                   A. O. SMITH CORPORATION 1999 ANNUAL MEETING

Voting Instructions to the Trustee: If no choices are marked below, the Trustee will vote FOR proposals 1, 2 and 3.

1.  ELECTION OF DIRECTORS:  1.  William F. Buehler     /__/  FOR all nominees         /__/   WITHHOLD  AUTHORITY
                            2.  Kathleen J. Hempel           listed to the left              to vote for all
                            3.  Dr. Agnar Pytte              (except as specified            nominees listed
                                                             below).                         to the left.

(Instructions:  To withhold authority to vote for any individual nominee, write
 number(s) of nominee(s) in the box provided to the right.)                        ------------------>       ---------------------


2. Proposal to approve the adoption of a Long-Term Executive Incentive  Compensation Plan:  /__/ FOR   /__/ AGAINST   /__/ ABSTAIN
               DIRECTORS RECOMMEND A VOTE FOR.


3. Proposal to approve the ratification of Ernst & Young LLP as the independent auditors   /__/ FOR   /__/ AGAINST   /__/ ABSTAIN
   of the corporation:
               DIRECTORS RECOMMEND A VOTE FOR.


Check appropriate box                           Date ______________________      NO. OF SHARES
Indicate changes below:
Address change?   /__/      Name Change?   /__/



                                                         --------------------------------------------
                                                         Signature(s) in Box

                                                         Please sign exactly as your name appears on
                                                         this proxy. When shares are held by joint
                                                         tenants, both should sign. When signing as
                                                         attorney, executor, administrator, trustee
                                                         or guardian, please give full title as such.
                                                         If a corporation, please sign in full
                                                         corporate name by President or other
                                                         authorized officer. If a partnership, please
                                                         sign in partnership name by authorized
                                                         person.